TRACTOR SUPPLY COMPANY APPOINTS NEW CHIEF MERCHANDISING OFFICER

Brentwood, Tennessee, October 24, 2007 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced the appointment of Gregory Sandfort as Chief Merchandising Officer.

Mr. Sandfort, 52, has an extensive retail background with over 30 years of department-store and specialty retail management experience. Most recently, Mr. Sandfort worked at Michaels Stores, Inc. where he held the positions of President and Chief Operating Officer subsequent to his role as Chief Merchandising Officer. Mr. Sandfort also held positions of increasing responsibility in merchandising and management positions at retailers such as Sears Roebuck and Company and Federated Department Stores. Additionally, he served as Senior Vice President, Managing Director at consulting firm, Arthur Anderson, where he advised retailers on a variety of strategic planning and development projects. Mr. Sandfort began his career at F.W. Woolworth /Woolco.

Mr. Sandfort will be responsible for all merchandising activities for Tractor Supply Company and he will report to Jim Wright. Mr. Sandfort will assume the merchandising duties of Jerry Brase, who has resigned to pursue other opportunities.

Jim Wright, President and Chief Executive Officer, stated, “Through a long and distinguished career, Greg has proven his ability to implement solid merchandising programs and we are very pleased that he is joining Tractor Supply Company. Our unique merchandise strategies and product assortment have made our stores a destination and set us apart in a competitive retail landscape. Greg’s extensive retail experience will complement our long-term growth plan as he leads the development and execution of new and innovative merchandising strategies. Further, Greg’s strong leadership abilities will add to the strength of our executive management team.”

Mr. Wright concluded, “Under Jerry’s leadership, we have built a very solid merchandise team that I am confident will continue to provide our customers with products that are differentiated and relevant to their rural lifestyle. We thank Jerry for his commitment to Tractor Supply Company and wish him the best in his future endeavors.”

About Tractor Supply Company
As of September 29, 2007, Tractor Supply Company operated 738 stores in 40 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, animal and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck and towing products; and (6) work clothing for the entire family.

Forward Looking Statements:

As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding estimated results of operations in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include general economic cycles affecting consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, inflation, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to manage growth and identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general, the ability to increase sales at existing stores, the ability to retain vendors, reliance on foreign suppliers, management of its information systems and the seasonality of the Company’s business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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